                            SCHULTE ROTH & ZABEL LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 756-2000
                                facsimile number:
                                 (212) 593-5955

                             Writer's Direct Number
                                 (212) 756-2533

                                 April 30, 2002

VIA EDGAR
---------
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: LEVCO Series Trust--Post-Effective Amendment No. 7 to Registration Statement on Form N-1A (1933 Act File No. 333-19297; 1940 Act File No. 811-08007)

Ladies and Gentlemen:


     We have acted as counsel for LEVCO Series Trust in reviewing Post-Effective Amendment No. 7 (the "Amendment") to its Registration Statement on Form N-1A (Reg. Nos. 333-19297; 811-08007) to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "Act").

     Based upon our review of the Amendment in the form to be filed with the Commission, we hereby represent, pursuant to Rule 485(b)(4) under the Act, that the Amendment does not contain any disclosures which, in our judgment, would render it ineligible to become effective under Rule 485(b).

                                   Sincerely,



                                  /s/ Schulte Roth & Zabel LLP